Exhibit F







                                             December 6, 1996




          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549

                    Re:  GPU International, Inc.
                         Application on Form U-1
                         SEC File No. 70-8913

          Gentlemen:

                    We have examined the Application on Form U-1, dated September 11, 1996, under the Public Utility Holding Company Act of 1935 (the "Act"), filed by GPU International, Inc. ("GPUI") with the Securities and Exchange Commission (the "Commission") and docketed in SEC File No. 70-8913, as amended by Amendment No. 1 thereto, dated October 21, 1996, and as to be amended by Amendment No. 2 thereto, dated this date, of which this opinion is to be a part. (The Application, as thus amended and to be amended, is hereinafter referred to as the "Application".)

                    The Application contemplates, among other things, the acquisition by GPUI of an interest in the stationary fuel cell-based power system business (the "Business") through the acquisition, directly or indirectly through a wholly owned subsidiary ("Subsidiary"), of the securities of a newly established entity (the "Enterprise") formed by a nonaffiliate for the purpose of developing, manufacturing and marketing such systems.

                    The Application also contemplates that GPUI would provide services relating to the Business to the Enterprise, which services would be provided at cost in accordance with Rules 90 and 91 if provided at a time when the Enterprise is a "subsidiary company" of GPU, Inc., GPUI's parent company ("GPU").

                    For many years, we have participated in various proceedings related to the issuance and sale of securities by GPU and its subsidiaries, and we are familiar with the terms of the outstanding securities of the corporations comprising the GPU holding company system.





          Securities and Exchange Commission
          December 6, 1996


                    We have examined copies, signed, certified or otherwise proven to our satisfaction, of the Certificate of Incorporation and By-Laws of GPUI. In addition, we have examined such other instruments, agreements and documents and made such further investigation as we have deemed necessary as a basis for this opinion.

                    We are members of the Bar of the State of New York and do not purport to be expert in the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States. We have, however, reviewed the Delaware General Corporation Law to the extent necessary to express the opinions set forth herein.

                      We have assumed that (i) any Subsidiary and/or the Enterprise will be duly formed and validly existing in accordance with the respective laws of the jurisdiction of formation thereof, (ii) all necessary corporate action required on the part of GPUI and any Subsidiary and/or the Enterprise shall have been duly taken, (iii) the execution and delivery of any security by any Subsidiary and/or the Enterprise will not violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over the issuer thereof, and (iv) with respect to any security issued by any Subsidiary and/or the Enterprise, the issuer thereof will have received consideration therefor at least equal to the par or stated value (or equivalent amount) of such security.

                    Based upon and subject to the foregoing, and assuming that the transactions therein proposed are carried out in accordance with the Application, we are of the opinion that when the Commission shall have entered an order forthwith granting the Application,

                    (a) all State laws applicable to the proposed transactions will have been complied with;

                    (b) GPUI will legally acquire the securities of any Subsidiary or the Enterprise acquired by it; and

                    (c) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by GPU or any "associate company" thereof, as defined in the Act.

                    We hereby consent to the filing of this opinion as an exhibit to the Application and in any proceedings before the Commission that may be held in connection therewith.

                                             Very truly yours,

                                             BERLACK, ISRAELS & LIBERMAN LLP

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